As filed with the Securities and Exchange Commission on September 26, 1997

                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               DONEGAL GROUP INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                        23-2424711
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (717) 426-1931
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -----------------------

                          Donald H. Nikolaus, President
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (717) 426-1931
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                    Copy to:
                            Kathleen M. Shay, Esquire
                          Duane, Morris & Heckscher LLP
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                             -----------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
         If this Form is filed to register additional securities for an offering pursuant to Section 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|




                         CALCULATION OF REGISTRATION FEE


Title of each                                      Proposed maxi-        Proposed maximum
class of securities       Amount to                mum offering          aggregate               Amount of
to be registered          be registered            price per unit        offering price          registration fee
-------------------       -------------            --------------------  ---------------------   ----------------
Common Stock,             1,000,000 shares         $20.00 (1)            $20,000,000 (1)         $6,061
$1.00 par value


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on $20.00, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market on September 23, 1997.

                             -----------------------

PROSPECTUS

                                     [LOGO]

                               DONEGAL GROUP INC.

                           DIVIDEND REINVESTMENT PLAN

                        1,000,000 Shares of Common Stock


         This Prospectus relates to 1,000,000 shares of Common Stock of Donegal Group Inc. (the "Company") being offered hereby to the stockholders of the Company in connection with the Company's Dividend Reinvestment Plan (the "Plan"). The Plan provides stockholders with a convenient and economical method of increasing their equity ownership in the Company by investing cash dividends in additional shares of the Company's Common Stock (the "Common Stock"), without paying any brokerage commissions or administrative fees.

         A stockholder who elects to participate in the Plan may have cash dividends paid by the Company on the shares of Common Stock held by such stockholder automatically reinvested in newly issued shares of Common Stock. Stockholders electing to participate in the Plan may also deposit certificates representing shares of Common Stock into the Plan for safekeeping and sell shares of Common Stock credited to Plan accounts through the Plan.

         The purchase price per share of Common Stock purchased under the Plan will be the average of the closing prices of the Company's Common Stock on the Nasdaq National Market for the five trading days preceding the applicable dividend payment date. First Chicago Trust Company of New York ("First Chicago Trust") is the agent for stockholders under the Plan.

         Stockholders who elect not to participate in the Plan will continue to receive cash dividends, as and when declared. This Prospectus sets forth the provisions of the Plan and, therefore, it is recommended that participants in the Plan ("Participants") retain this Prospectus for future reference.

                                ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                 ---------------

               The date of this Prospectus is September 26, 1997.

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
Available Information................................................      2
Incorporation of Certain Documents by Reference......................      3
The Company..........................................................      4
The Plan.............................................................      4
Description of the Plan..............................................      5
Use of Proceeds.......................................................    14
Experts...............................................................    14
Legal Opinion.........................................................    15



                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy state ments and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site that contains such materials at http://www.sec.gov.

         The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities covered by this Prospectus. As permitted by the rules and regula tions of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of docu ments filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are hereby incorporated in and made a part of this Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

         (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1, initially filed with the Commission under the Securities Act on October 29, 1986, under the captions "Description of Capital Stock," "Dividend Policy" and "Business -- Regulation," which is incorporated by reference in response to Item 1 of the Registration Statement on Form 8-A filed by the Company with the Commission on January 27, 1987 pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or super seded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein. Written requests should be directed to:

                                Ralph G. Spontak
                Senior Vice President and Chief Financial Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (888) 877-0600

                                   THE COMPANY

         The Company is a regional insurance holding company offering property and casualty insurance through its wholly owned subsidiaries and through a pooling agreement with its affiliate, Donegal Mutual Insurance Company (the "Mutual Company"). The Company offers full lines of personal and commercial products, including business owners, commercial multi-peril, automobile, homeowners, boatowners, workers' compensation and other coverages.

         The Company was formed by the Mutual Company in August 1986 and was a wholly owned subsidiary of the Mutual Company until November 1986, when the Company sold a portion of its shares of Common Stock in a public offering. The Mutual Company continues to own a majority of the outstanding shares of the Company's Common Stock and may reinvest all of the dividends received on its shares of Common Stock under the Plan.

         The Company's principal executive offices are located at 1195 River Road, Marietta, Pennsylvania 17547, and its telephone number is (888) 877-0600.


                                    THE PLAN

         The Plan provides stockholders of the Company with a convenient and economical method of investing cash dividends in additional shares of Common Stock without paying any brokerage commissions or administrative fees.

         Each Participant in the Plan may have the cash dividends paid by the Company on the Participant's shares of Common Stock automatically reinvested in additional shares of Common Stock. Stockholders electing to participate in the Plan may also deposit certificates representing shares of the Common Stock held outside of the Plan into the Plan for safekeeping and sell shares of Common Stock credited to Plan accounts through the Plan.

         The purchase price per share of Common Stock purchased under the Plan will be the average of the closing prices of the Company's Common Stock on the Nasdaq National Market for the five trading days preceding the applicable dividend payment date.

         In conjunction with the Plan, the Company has reserved 1,000,000 shares of Common Stock offered by this Prospectus.

         Holders of the Company's Common Stock who do not elect to participate in the Plan will continue to receive cash dividends by check as and when declared.

                             DESCRIPTION OF THE PLAN

         The following is a description in question and answer form of the provisions of the Plan.

Purpose

1.   What are the purposes of the Plan?

         The purposes of the Plan are to (i) provide stockholders of the Company with a simple and convenient method of investing cash dividends in shares of Common Stock without payment of any brokerage commissions or administrative fees and (ii) provide the Company with additional funds for general corporate purposes.

Advantages to Participants

2.   What are the advantages of the Plan to Participants?

         Participants may reinvest the dividends paid on their Common Stock to purchase additional shares of Common Stock without paying any brokerage commissions or administrative fees. See the answer to question 6. A Participant's funds are fully invested in Common Stock through the purchase of whole shares and fractional shares. Quarterly statements of account provide Partici pants with a record of each transaction. See the answer to question 13.

         Participants may also deposit Common Stock certificates, at no cost, in the Plan for safekeeping and to facilitate the transfer or sale of shares of Common Stock through the Plan in a convenient and efficient manner. A Participant may direct First Chicago Trust to transfer, at no cost, all or a portion of the shares of Common Stock credited to a Participant's Plan account (including those shares deposited into the Plan for safekeeping). A Participant may direct First Chicago Trust to sell shares of Common Stock credited to the Participant's Plan account.

Administration

3.   Who administers the Plan for Participants?

         First Chicago Trust administers the Plan as the agent for Participants. As agent, First Chicago Trust maintains records, sends statements of account to Participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of First Chicago Trust or one of its nominees as agent for Participants in the Plan.

         All correspondence and inquiries relating to the Plan should be mailed to:

                  Donegal Group Inc. Dividend Reinvestment Plan
                  c/o First Chicago Trust Company of New York
                  P.O. Box 2598
                  Jersey City, NJ  07303-2598

         Telephone

         Shareholder Customer Service, Including Sale of Shares: 1-800-317-4445.

         An automated voice response system is available 24 hours a day, 7 days a week.

         Customer Service Representatives are available 8:30 a.m. - 7:00 p.m. Eastern time each business day.

         Internet: Messages forwarded on the Internet will be responded to within one business day. First Chicago Trust's Internet address is "http://www.fctc.com"

         E-Mail: First Chicago Trust's E-mail address is "fctc@em.fcnbd.com"

         TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

         Foreign Language Translation Service for over 140 foreign languages is available to support the needs of the Company's stockholder base.

         All inquiries concerning the Plan should be directed to First Chicago Trust. A Participant should include in all correspondence a reference to Donegal Group Inc., the Participant's stock holder account number and taxpayer identification number (social security number), and a daytime telephone number where the Participant may be contacted during normal working hours to facilitate a prompt response.

Participation

4.   Who is eligible to participate in the Plan?

         Any registered stockholder of the Company is eligible to participate in the Plan, provided that (i) such stockholder completes an Enrollment Authorization Form, as described in the answer to question 5 below, and (ii) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to the Company, the Plan and the Participant.

5.   How does a stockholder become a Participant?

         Registered holders of Common Stock may join the Plan at any time after being furnished with a copy of this Prospectus and completing an Enrollment Authorization Form. Requests for copies of Enrollment Authorization Forms and this Prospectus should be made in writing or by telephone to the First Chicago Trust's address and telephone number listed in the answer to question 3 above. Record holders of Common Stock should be sure to sign their name(s) on the Enrollment Authorization Form exactly as they appear on their Enrollment Authorization Form.

         Beneficial owners, i.e., stockholders whose shares are held in nominee name by a bank or broker, must (i) become record holders (stockholders who are registered on the books of the Company by having such shares transferred into the stockholders' names), or (ii) make arrange ments with the broker, bank or other nominee to participate on the stockholders' behalf.

         Any person or entity will become a Participant only after fulfilling the above prerequisites for participation and a properly completed Enrollment Authorization Form has been received and accepted by First Chicago Trust.

         Stockholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial condition and other factors.

Costs

6. Are there any expenses to Participants in connection with purchases under the Plan?

         No. Participants will not be obligated to pay any brokerage commissions or other charges with respect to purchases of Common Stock under the Plan.

         A Participant who requests that First Chicago Trust sell shares of Common Stock held in the Participant's account in the Plan will pay the applicable brokerage commissions, a service fee and any other costs incurred in connection with such sale. All other costs of administration of the Plan will be paid by the Company. See the answer to question 12.

Purchases

7.    When and how are purchases made?

         Purchases for the account of Participants in the Plan will be made on the applicable dividend payment dates. All purchases of Common Stock under the Plan will be made directly from the Company and will be issued by the Company out of its legally authorized but unissued shares of Common Stock.

         First Chicago Trust will apply a Participant's cash dividend to purchase whole and fractional shares of Common Stock and credit the shares to such Participant's account. Dividends on all shares held by First Chicago Trust in a Participant's account will also be reinvested to purchase additional shares of Common Stock. The Plan will apply to all shares of the Company's Common Stock that are registered in the name of a Participant at the time of enrollment, plus all shares of the Company's Common Stock that the Participant acquires while the authorization remains in effect.

8.    How many shares will a Participant purchase?

         The number of shares purchased depends on the amount of a Participant's dividend payment and the market price of the Common Stock. Each Participant's account will be credited with the number of shares, including fractions computed to no less than three decimal places, equal to the total amount invested by him or her divided by the applicable purchase price per share. See the answer to question 9.

9.    What is the price of shares purchased under the Plan?

         The price of shares purchased will be the average of the closing prices of the Common Stock as reported on the Nasdaq National Market on the five trading days preceding the applicable dividend payment date. No shares will be sold by the Company at less than the par value of such shares.

Transfers

10.   How may a Participant transfer Plan shares?

         If a Participant wishes to change the ownership of all or part of the Participant's Plan shares through gift, private sale or otherwise, the Participant may do so by delivering to First Chicago Trust a written request. The transfer will be done as soon as practicable following First Chicago Trust's receipt of the required documentation, subject to the provisions of receipt on or before the record date relating to a cash dividend payment. No fractional shares of Common Stock credited to a Participant's account may be transferred unless the Participant's entire account is transferred. Request for account transfers are subject to the same requirements as for the transfer of securities, including the requirement of receipt by First Chicago Trust of a properly executed stock assignment with a medallion guarantee.

         Shares transferred will continue to be held by First Chicago Trust as agent under the Plan. An account will be opened in the name of the transferee, if the transferee is not already a Participant, and such transferee will automatically be enrolled in the Plan. All dividends on shares transferred to the transferee's Plan account will be reinvested.

         Transferees will be sent a statement showing the transfer of such shares into the transferees' accounts. The transferor may request from First Chicago Trust a non-negotiable gift certificate which may be presented to the transferee.

Safekeeping

11.   How may Participants use the Plan's safekeeping service?

         At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's "Share Safekeeping Service" to deposit any Common Stock certificates in their possession with First Chicago Trust. Shares deposited will be transferred into the name of First Chicago Trust or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's Share Safekeeping Service, Participants no longer bear the risk associated with loss, theft or destruction of stock certificates. Also, because shares deposited with First Chicago Trust are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner.

         To insure against loss resulting from mailing stock certificates to First Chicago Trust, First Chicago Trust provides mail insurance free of charge for certificates valued at up to $25,000 current market value.

         To be eligible for certificate mailing insurance, an individual investor must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes supplied by First Chicago Trust. Certificates mailed to First Chicago Trust must be mailed first class and should not be endorsed. Participants will promptly receive a transaction advice confirm ing each deposit. Individual investors must notify First Chicago Trust of any claim within 30 calendar days of the date the certificates were mailed. To submit a claim, an individual investor must be a current Participant or the loss must be incurred in connection with becoming a Participant. In the latter case, the claimant must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided to the Participant and coverage is available only when the certificates are sent to First Chicago Trust in accordance with the guidelines described above.

      If a brown pre-addressed envelope provided by First Chicago Trust is not used, certificates (unendorsed) should be sent to the address listed in the answer to question 3 above via registered mail, return receipt requested, and insured for possible mail loss for 2% of the market value (minimum of $20.00); this represents the replacement cost if the certificates are lost.

         Insurance covers the replacement of shares of stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the individual mails the certificates until such time as replacement can be effected.

Selling Shares

12.   How may shares of Common Stock be sold through the Plan?

         Participants may sell shares held through the Plan in most cases by calling First Chicago Trust at 1-800-317-4445. Participants may also mail their sale request using one of the transaction forms provided with each statement. Certificated shares held outside the Plan can be deposited in a Participant's Plan account and subsequently sold through the Plan.

         First Chicago Trust will make every effort to process your order on the day it is received, provided that instructions are received before 1 p.m., Eastern time, on a business day during which First Chicago Trust and the relevant securities markets are open. The proceeds of the sale, less applicable service fees, brokerage commissions and other costs of sale, will be sent to the Participant.

         Participants have full control of their Plan shares and may transfer or dispose of them at any time. Participants may choose to sell shares held for them by First Chicago Trust through the broker of his or her choice. If a Participant chooses to do so, he or she must call or write First Chicago Trust. A certificate will be issued and mailed to the Participant or his or her broker (if so requested), within two business days of First Chicago Trust's receipt of the request.

Reports to Participants

13.   What kind of reports will be sent to Participants in the Plan?

         Each Participant will receive a quarterly statement showing any dividends reinvested as well as all transactions for the Participant's account during the current calendar year. Statements will also be provided whenever the Participant has deposited or transferred shares of Common Stock or had cash dividend payments reinvested in Common Stock. Participants should retain these statements in order to establish the cost basis, for tax purposes, for shares of Common Stock acquired under the Plan. First Chicago Trust may charge a Participant for a transcript of the history of such Participant's account.

         Participants will receive copies of all communications sent to holders of Common Stock. This may include quarterly reports, annual reports, proxy material, consent solicitation material and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, statements and other communications from First Chicago Trust to Participants will be addressed to the latest address of record; therefore, it is important that Participants promptly notify First Chicago Trust in writing of any change of address.

Dividends

14. Are Participants credited with dividends on shares held in their account under the Plan?

         Yes. The Company pays dividends, as declared, to the record holders of shares of its Common Stock. As the record holder and as agent for the Participants, First Chicago Trust receives dividends for all shares of Common Stock held in the Plan on the record date. First Chicago Trust credits such dividends to Participants on the basis of full and fractional shares held in their accounts and reinvests such dividends in shares of Common Stock.

Certificates for Shares

15. Are stock certificates issued for shares of Common Stock purchased under the Plan?

         Unless a Participant requests, certificates for Common Stock purchased under the Plan will not be issued. The number of shares credited to a Participant's account under the Plan will be shown on the Participant's statement of account. However, except as indicated below, a Participant may receive certificates for full shares accumulated in his or her account under the Plan at any time either by writing or calling First Chicago Trust. If certificates for fewer than all of the shares held in a Participant's account are issued, any remaining full shares and fractional shares will be reflected in the Participant's account and the Participant will remain enrolled in the Plan unless and until the Participant terminates his or her participation.

         A Participant's rights under the Plan and shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge his or her shares must request that certificates for such shares be issued in his or her name.

         Certificates for fractional shares will not be issued under any circumstances. See the answer to question 18.

16. In whose name are accounts maintained and certificates registered when issued?

         Accounts in the Plan will be maintained in the names in which the certificates of stock holders were registered at the time the stockholders became Participants in the Plan. Likewise, certificates for full shares will be registered in the same name when issued.

         Upon written request, certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the Participant of any applicable taxes, provided that the request meets the usual requirements of First Chicago Trust for the recognition of a transfer of Common Stock of the Company.

Withdrawal from the Plan

17.   When and how may a Participant withdraw shares purchased from the Plan?

         A Participant may withdraw all or a portion of the shares of Common Stock credited to his or her account either by writing to or calling First Chicago Trust to that effect. When a Participant withdraws from the Plan, the Participant will receive a certificate for the total number of whole shares credited to such Participant's account under the Plan and a check for any fraction of a share valued at the then current market price of the Common Stock less any brokerage commission, any service fee and any other costs of sale. However, whether or not a participant has requested termination, the Participant may instruct First Chicago Trust to sell all or a portion of the shares of Common Stock in the Participant's account and deliver the proceeds, less any applicable brokerage commissions, a service fee and any other costs of sale, to the Participant. See the answer to question 12.

18.   What happens to any fractional interest withdrawn from the Plan?

         Any fractional interest withdrawn will be sold by First Chicago Trust at the then current market price less any brokerage commission, any service fee and any other costs of sale. In no case will certificates representing a fractional interest be issued.

19.   How does a Participant terminate participation in the Plan?

         A Participant may terminate his or her participation in the Plan at any time by notifying First Chicago Trust by telephone or in writing to that effect. Such instructions will be processed as promptly as possible after receipt. If a notice to terminate is received by First Chicago Trust on or after the record date for a dividend payment, First Chicago Trust, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the terminating Participant. If such dividend is reinvested, First Chicago Trust may sell the shares purchased and remit the proceeds to the Participant, less any brokerage commission, any service fee and any other costs of sale.

Federal Income Tax Consequences

20.   What are the federal income tax consequences of participation in the Plan?

         The fair market value of the shares acquired through the reinvestment of dividends will be included in a Participant's gross income as a dividend. It should be noted that the fair market value on a dividend payment date may differ from the purchase price, which is the average of the closing price on the five trading days preceding the applicable dividend payment date.

         The amount of dividends reinvested may be eligible, in the case of corporate stockholders, for the 70% dividends received deduction.

         To the extent that federal income tax withholding is required with respect to dividends, First Chicago Trust will reinvest dividends net of the amount of withholding required.

         The tax basis of any shares acquired pursuant to the Plan will be their fair market value on the dividend payment date, and the holding period applicable to any such shares will com mence on the day following such date. Fair market value will be calculated based upon the average of the high and low trading prices of a share of Common Stock on the Nasdaq National Market on the dividend payment date or, if such date is not a trading day, the average of such average price for the trading day immediately preceding and the trading day immediately following the dividend payment date.

         The tax consequences under state and local tax laws, and for Participants who do not reside in the United States, will vary from jurisdiction to jurisdiction. Each Participant is advised to consult his or her own tax advisor to determine the tax consequences of a particular transaction in his or her account.

Other Information

21. What happens when a Participant sells or transfers all of the shares of the Company's Common Stock registered in the Participant's name?

         If a Participant disposes of all of the shares of Common Stock registered in his or her name, First Chicago Trust will continue to reinvest the dividends on the shares of Common Stock held in the Participant's account in the Plan until First Chicago Trust is otherwise notified.

22. What happens if the Company issues a stock dividend or declares a stock split?

         Any shares of Common Stock issued as a stock dividend or pursuant to a stock split with respect to shares of Common Stock held in a Participant's account will be credited to the Participant's account. Stock dividends or split shares distributed on shares registered in a Participant's name may be mailed directly to the Participant.

23. How will shares held in an account under the Plan be voted at meetings of stockholders?

         If a Participant has shares credited to an account under the Plan on a record date for a meeting of stockholders, the Participant will be sent proxy material with respect to that meeting. Each Participant will have the sole right to vote any whole shares (but not fractional shares) that are held in such Participant's account under the Plan on the record date for a vote. A Participant may vote in person at meetings or by submitting a proxy to direct one or more individuals to vote on the Participant's behalf. Participants under the Plan who are registered holders of Common Stock will receive only one proxy, which will include any shares credited to such Participant's account. Shares of Common Stock for which no proxy is received will not be voted.

24.   May the Plan be suspended, modified or terminated?

         The Company may suspend, modify or terminate the Plan at any time, in whole, in part or in respect of Participants in one or more jurisdictions, without the approval of Participants. Notice of such suspension, modification or termination will be sent to all affected Participants, who will in all events have the right to withdraw from participation. Upon any termination of the Plan by the Company, each affected Participant will receive a certificate for all of the whole shares of Common Stock credited to the Participant's account and a check for the cash value of any fractional shares of Common Stock credited to the Participant's account. Such fractional shares will be valued at the then current market value, less any brokerage commissions, any service fee and any other costs of sale.

         In the event the Company terminates the Plan for the purpose of establishing another dividend reinvestment plan, Participants will be automatically enrolled in such other plan and shares credited to the Participant's Plan accounts will be credited automatically to such other plan, unless notice to the contrary is received by First Chicago Trust.

         The Company also reserves the right to terminate any Participant's participation in the Plan at any time for any reason upon written notice to the Participant at the address appearing on First Chicago Trust's records.

25.   How is the Plan to be interpreted?

         Any question of interpretation arising under the Plan will be determined by the Company, and any such determination will be final.

26.   Who bears the risk of market price fluctuations in the Common Stock?

         A Participant's investment in shares under the Plan will be no different from investment in directly held shares. The Participant will bear the risk of loss and realize the benefits of any gain from market price changes with respect to all such shares held by him or her in the Plan.

27. What is the liability of the Company and First Chicago Trust under the Plan?

         Neither the Company nor First Chicago Trust will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Partici pant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's account and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares.

         Participants should recognize that the Company cannot assure them of a profit or protect them against a loss on the shares purchased by them under the Plan.


                                 USE OF PROCEEDS

         The proceeds to the Company from sales of Common Stock pursuant to the Plan will be used for general corporate purposes, including investment in and advances to the Company's subsidiaries.


                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, incorporated by reference in this Prospectus, have been audited and reported on by KPMG Peat Marwick LLP, independent certified public accountants. Such consolidated financial statements have been incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL OPINION

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. As of September 24, 1997, persons who are partners or of counsel to Duane, Morris & Heckscher LLP beneficially owned 10,522 shares of the Company's outstanding Common Stock, of which 2,222 shares represent shares purchasable under currently exercisable stock options. In addition, Frederick W. Dreher, a partner of Duane, Morris & Heckscher LLP, is a director of the Mutual Company, which is a holder of approximately 59% of the Company's Common Stock.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offering in such jurisdiction.


     This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission, and to which portions reference is hereby made for further information with respect to the Company and the securities offered hereby. The Registration Statement may be inspected without charge by anyone at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of it may be obtained from the Commission at its principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of fees prescribed by it.



                                     [LOGO]



                               DONEGAL GROUP INC.


                           DIVIDEND REINVESTMENT PLAN



                                    1,000,000
                                    Shares of
                                  Common Stock


                                   ----------
                                   PROSPECTUS
                                   ----------







                            Dated: September 26, 1997

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses relating to the registration of the shares of Common Stock being offered hereby will be borne by the Company. Such expenses are estimated as follows:

Item                                                                   Amount
----                                                                   -------
Registration Fee..................................................   $ 6,061.00
Legal Fees and Expenses...........................................     5,000.00*
Accounting Fees and Expenses......................................     1,000.00*
Printing and Duplicating..........................................     2,200.00*
Miscellaneous Expenses............................................       539.00*
                  Total...........................................   $14,800.00

*Estimated

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

         Section 145 further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         Article Five of the Company's By-laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect. The By-laws of the Mutual Company also provide that the Mutual Company shall indemnify to the full extent authorized by law any director or officer of the Mutual Company who is made, or threatened to be made, a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was serving as a director, officer or employee of the Company at the request of the Mutual Company.

         The Company provides liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $5,000,000 inclusive of defense costs, expenses and charges.

         Additionally, as permitted by the General Corporation Law of the State of Delaware, Article Six of the Company's Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of such person's fiduciary duty as a director; provided, however, that the provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits.

         The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorpo rated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on September 25, 1997.

                                             DONEGAL GROUP INC.


                                             By: /s/ Donald H. Nikolaus
                                                 -------------------------------
                                                 Donald H. Nikolaus, President


         Know all men by these presents, that each person whose signature appears below consti tutes and appoints Donald H. Nikolaus and Ralph G. Spontak, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




              Signature                                      Title                                     Date
              ---------                                      -----                                     ----
/s/ C. Edwin Ireland                         Chairman of the Board and a Director               September 25, 1997
------------------------------------
C. Edwin Ireland

/s/ Donald H. Nikolaus                        President, Chief Executive Officer                September 25, 1997
------------------------------------             and a Director
Donald H. Nikolaus                               (principal executive officer)


/s/ Ralph G. Spontak                          Senior Vice President, Chief Financial            September 25, 1997
------------------------------------              Officer and Secretary
Ralph G. Spontak                                  (principal financial and
                                                  accounting officer)



                                                       II-5




              Signature                                      Title                                     Date
              ---------                                      -----                                     ----
/s/ Patricia A. Gilmartin                                  Director                             September 25, 1997
-------------------------
Patricia A. Gilmartin

/s/ Philip H. Glatfelter, II                               Director                             September 25, 1997
----------------------------
Philip H. Glatfelter, II

----------------------------                               Director                              September , 1997
R. Richard Sherbahn

----------------------------                               Director                              September , 1997
Thomas J. Finley, Jr.

/s/ Robert S. Bolinger                                     Director                             September 25, 1997
----------------------
Robert S. Bolinger


                                INDEX TO EXHIBITS


Exhibit
Number                  Description of Exhibits                                        Reference
------                  -----------------------                                        ---------
4.1                     Form of Registrant's Common Stock Certificate                  *
4.2                     Certificate of Incorporation of Registrant                     *
4.3                     Amended and Restated By-laws of Registrant                     **
5                       Opinion of Duane, Morris & Heckscher LLP as                    Filed herewith
                        to legality of securities to be registered hereby
23.1                    Consent of KPMG Peat Marwick LLP                               Filed herewith
23.2                    Consent of Duane, Morris & Heckscher LLP                       Included in its opinion
                                                                                       filed as Exhibit 5
24                      Powers of Attorney                                             Set forth in the signa-
                                                                                       ture pages hereto
99                      Donegal Group Inc. Enrollment Authorization                    Filed herewith
                        Form


 * Such Exhibit is hereby incorporated by reference to exhibits in Registrant's Form S-1
         Registration Statement No. 33-8533 declared effective October 29, 1986.

** Such Exhibit is hereby incorporated by reference to exhibits in Registrant's Form S-2
         Registration Statement No. 33-67346 declared effective September 29, 1993.